United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                        Date of Report: February 7, 2002

                         Commission File Number: 0-30565

                            KNOWLEDGE NETWORKS, INC.

Nevada                                                                91-2014670
(Jurisdiction  of  Incorporation)     (I.R.S.  Employer  Identification  No.)

24843  Del  Prado,  Suite  318,  Dana  Point,  CA                          92629
(Address of principal executive offices)                              (Zip Code)

Registrant's  telephone  number,  including  area  code:         (949)  487-7295

Securities  registered  pursuant  to  Section  12(b)  of  the  Act:         None

Securities  registered  pursuant  to  Section  12(g)  of  the  Act: Common Stock


                                  INTRODUCTION

     This current report is filed to introduce our two new Officers and Directors, and to announce the retirement of our previous sole remaining Officer/Director. There has been no change of control in connection with these changes.


     ITEM  1.  CHANGE  OF  CONTROL  OF  REGISTRANT.  None.

     ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.  None

     ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.  None.

     ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.  None.

     ITEM  5.  OTHER  EVENTS.  None.

     ITEM 6. CHANGES OF REGISTRANT'S DIRECTORS. We have new Officers and Directors.

     RAYMOND J. MCNAMEE (46), Managing Partner, Pegasus Capital, graduated from Rutgers University 1977 with BA in Economics. He worked for over 24 years as Retail and Institutional broker, primarily with Leheman Brothers and Bear Stearns. He directed Bear Stearns retail sales in San Francisco for over three years before launching Continental European Institutional Sales for Equitable Securities. He started Pegasus Capital in 1998 specifically designed to act as a consulting firm for small to micro cap companies to provide funding sources throughout North America and Europe as well as merger and acquisitions capabilities.

     MARLEN L. ROEPKE (57) was Director, Customer Account Management, Thinktanks Worldwide.com, Houston, Texas (4/00-8/01); Director Service Delivery, Sprint Enterprise Network Services, Houston, Texas (5/98-4/00); Director, Systems Integration, MCI Systemhouse Corporation, Houston, Texas (5/94-5/98); Manager, Product Support, Oracle Corporation, Houston, Texas (5/93-5/94); Vice President, Systems Integration, The Technology Group, Inc., Houston Texas (4/87-5/93); Director, Information Resources, Texas Municipal Power Agency, Bryan Texas (8/85-4/87); Manager, Information Services, Skytop Brewster, Houston Texas (5/77-6/79); Manager Data Administration, Cameron Iron Works, Houston Texas
(4/75-5/77); and he earned his BA, Business Administration, University of Minnesota, in accounting, in 1965.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


                            KNOWLEDGE NETWORKS, INC.

Dated:  February  7,  2002     by


                             /s/Jeffrey A. Harry
                                Jeffrey A. Harry
                         Retiring Sole Officer/Director


         /s/Raymond  J.  McNamee           /s/Marlen  L.  Roepke
            Raymond  J.  McNamee              Marlen  L.  Roepke
            CEO,  Director                    CFO,  Director